Exhibit 10.1

EMPLOYMENT AGREEMENT

This Employment Agreement (this “Agreement”) is dated as of April 4, 2005, between Aon Corporation, a Delaware corporation (the “Company”), and Gregory C. Case (the “Executive”).

WHEREAS, the Company seeks to employ Executive as President and Chief Executive Officer of the Company; and

WHEREAS, Executive desires to serve and to be employed upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereby agree as follows:

1.                                      Employment.  The Company hereby agrees to employ the Executive and the Executive hereby agrees to be employed upon the terms and subject to the conditions contained in this Agreement.  The term of employment of the Executive pursuant to this Agreement (the “Employment Period”) shall commence effective as of April 4, 2005 (the “Effective Date”) and shall end on April 3, 2010, unless earlier terminated pursuant to Section 4 hereof.

2.                                      Position and Duties; Responsibilities; Board Service.  (a)  Position and Duties.  The Company shall employ the Executive during the Employment Period as its President and Chief Executive Officer.  During the Employment Period, the Executive shall perform faithfully and loyally and to the best of his abilities the duties assigned to him hereunder and shall devote his full business time, attention and effort to the affairs of the Company and its subsidiaries and shall use his best efforts to promote the interests of the Company and its subsidiaries.  The Executive may engage in charitable, civic or community activities and, with the prior approval of the Board of Directors of the Company (the “Board”), may serve as a director of any other business corporation, provided that (i) such activities or service do not interfere with his duties hereunder or violate the terms of any of the covenants contained in Sections 7, 8 or 9 hereof and (ii) such other business corporation provides the Executive with director and officer insurance coverage which, in the opinion of the Board, is adequate under the circumstances.

(b)  Responsibilities.  Subject to the powers, authority and responsibilities vested in the Board and in duly constituted committees of the Board, the Executive shall have the authority and responsibility for the management, operation and overall conduct of the business of the Company.  The Executive shall also perform such other duties (not inconsistent with the position of Chief Executive Officer) on behalf of the Company and its subsidiaries as may from time to time be authorized or directed by the Board.  The Executive shall report to the Board.

(c)  Board Service.  Promptly following the Effective Date, the Executive will be appointed as a member of the Board.  Provided that the Executive’s employment with the

Company has not previously been terminated, the Executive will be nominated for election as a member of the Board at the Company’s 2005 annual meeting of shareholders and at each subsequent annual meeting of shareholders during the Employment Period.  If so appointed and elected, the Executive agrees that he will serve as a member of the Board.

3.                                      Compensation.  (a)  Base Salary.  During the Employment Period, the Company shall pay to the Executive a base salary at the rate of $1,500,000 per annum (“Base Salary”), payable semi-monthly in accordance with the Company’s executive payroll policy.  Such Base Salary shall be reviewed annually on the Company’s regular executive salary review schedule, and shall be subject to adjustment at the discretion of the Board.

(b)  Annual Bonus.  During the Employment Period, commencing in calendar year 2005, the Executive shall participate in one or more annual incentive bonus plans (collectively, the “Senior Executive Plan”).  Each such annual incentive bonus shall be determined pursuant to the terms of the Senior Executive Plan as in effect from time to time; provided, however, that (i) the Executive’s target annual incentive bonus shall not be less than 125% of the Executive’s Base Salary as in effect at the end of the fiscal year to which such annual incentive bonus relates (the “Bonus Year”), (ii) the Executive shall be eligible to earn an annual incentive bonus of up to 250% of the Executive’s Base Salary as in effect at the end of the Bonus Year, (iii) the Executive’s annual incentive bonus for Bonus Years after 2005 shall be paid 80% in cash and 20% in restricted stock units, which restricted stock units shall vest in equal installments (33-1/3% per year) at the end of each of the first three calendar years beginning after the end of the Bonus Year and shall otherwise be subject to the terms and conditions generally applicable to restricted stock unit grants under the Aon Stock Incentive Plan, and (iv) provided that Executive is employed by the Company on the regular payment date for the 2005 Bonus Year, Executive’s incentive bonus for the 2005 Bonus Year shall be equal to not less than $1,875,000 and shall be paid 100% in cash.

(c)  Stock Awards.  On the Effective Date, the Executive shall receive an inducement restricted stock unit award in the form attached hereto as Exhibit A of 125,000 shares of common stock (“Common Stock”) of the Company, which restricted stock units shall vest in installments of 12,500 shares at the end of each of the first four years beginning on the Effective Date and in a final installment of 75,000 shares at the end of the fifth year beginning on the Effective Date, and shall otherwise to the extent not inconsistent with Exhibit A to this Agreement be subject to terms and conditions the same as the terms and conditions generally applicable to restricted stock unit grants under the Aon Stock Incentive Plan.  In the event of termination of the Executive’s employment by the Company without Cause pursuant to Section 4(d) hereof, or by the Executive for Good Reason pursuant to Section 4(e) hereof, such award shall become immediately vested.  The Company will file a Form S-8 registration statement with respect to such restricted stock unit award.

(d)  Stock Options.  (i)  On the Effective Date, the Executive shall be granted  non-qualified options in the forms attached hereto as Exhibits B and C for an aggregate of 1,000,000 shares of the Common Stock of the Company.  The non-qualified stock option in the form attached hereto as Exhibit B shall be granted pursuant to the terms of the Aon Stock Incentive Plan. The non-qualified stock option in the form attached hereto as Exhibit C shall be granted as an inducement non-qualified stock option award outside of the Aon Stock Incentive

2

Plan.  The Company will file a Form S-8 registration statement with respect to such inducement non-qualified stock option award.  Such options shall vest, in the aggregate, in installments of 333,334 shares at the end of the second year beginning on the Effective Date and of 333,333 shares at the end of each of the third and fourth years beginning on the Effective Date in accordance with the terms generally applicable to option grants under the Aon Stock Incentive Plan to the extent not inconsistent with this Agreement.  In the event of termination of the Executive’s employment by the Company without Cause pursuant to Section 4(d) hereof, or by the Executive for Good Reason pursuant to Section 4(e) hereof, such options shall continue to vest in accordance with their original vesting schedules.

(ii)  In each calendar year after 2005 during the Employment Term, subject to the approval of the committee administering the Aon Stock Incentive Plan, the Executive shall be granted annually, on the regular date for annual executive option grants, non-qualified stock options to purchase shares of Common Stock with a Black-Scholes value (based on the same methodology as used in valuing regular 2005 option grants under the Aon Stock Incentive Plan) of not less than $1,800,000, each such option shall vest in accordance with the terms generally applicable to option grants under the Aon Stock Incentive Plan; provided, however, that in the event of termination of the Executive’s employment by the Company without Cause pursuant to Section 4(d) hereof, or by the Executive for Good Reason pursuant to Section 4(e) hereof, each such option shall become vested to the extent that it would have become vested if the Executive’s employment had continued until the second anniversary of the date of the Executive’s termination of employment.

(e)  Other Benefits.  During the Employment Period, the Executive shall be entitled to participate in the Company’s employee benefit plans generally available to executives of the Company (such benefits being hereinafter referred to as the “Employee Benefits”); provided that life insurance coverage shall be no less than $5 million.  The Executive also shall be entitled to take time off for vacation (not less than 4 weeks per year) or illness in accordance with the Company’s policy for executives and to receive all other fringe benefits as are from time to time made generally available to executives of the Company.  If the Executive’s termination of employment occurs for any reason, other than by the Company for Cause pursuant to Section 4(c), after the Executive has both attained at least age 50 and completed at least ten years of continuous employment with the Company, the Executive and the Executive’s spouse and dependent children shall be eligible for coverage under the Company’s retiree medical program, as such program may be amended, excluding any amendment of the age and service eligibility requirements, from time to time (the “Retiree Medical Plan”).

(f)  Expense Reimbursement.  During the Employment Period the Company shall reimburse the Executive in accordance with the Company’s policies and procedures, for all proper expenses incurred by him in the performance of his duties hereunder.  The Company shall pay the reasonable legal fees and expenses incurred by the Executive in connection with the negotiation and preparation of this Agreement in an amount not to exceed $25,000.

4.                                      Termination.  (a)  Death.  Upon the death of the Executive, all rights of the Executive and the Executive’s heirs, executors and administrators to compensation and other benefits under this Agreement shall cease immediately, except that the Executive’s heirs, executors or administrators, as the case may be, shall be entitled to:

3

(i)                                     accrued Base Salary through and including the Executive’s date of death;

(ii)                                  the amount of any annual incentive bonus earned and payable but not yet paid for the Bonus Year prior to the year in which the Executive’s termination of employment occurs;

(iii)                               prorated annual incentive bonus (based on the target bonus under the Senior Executive Plan or any successor plan for the Bonus Year in which the Executive’s termination of employment occurs) through and including the Executive’s date of death;

(iv)                              other Employee Benefits to which the Executive was entitled on the date of death in accordance with the terms of the plans and programs of the Company;

(v)                                 the treatment of the restricted stock units granted to the Executive pursuant to Section 3(c) hereof in accordance with the terms thereof; and

(vi)                              the treatment of the options granted to the Executive pursuant to Section 3(d) hereof in accordance with the terms thereof.

(b)                                 Disability.  The Company may, at its option, terminate the Executive’s employment upon written notice to the Executive if the Executive, because of physical or mental incapacity or disability, fails to perform the essential functions of the Executive’s position, with or without reasonable accommodation, if relevant, required of the Executive hereunder for a continuous period of 120 days or any 180 days within any 12-month period.  Upon such termination, the Executive’s entitlement to compensation and benefits shall cease immediately, except that the Executive shall be entitled to:

(i)                                     accrued Base Salary through and including the effective date of the Executive’s termination of employment;

(ii)                                  the amount of any annual incentive bonus earned and payable but not yet paid for the Bonus Year prior to the year in which the Executive’s termination of employment occurs;

(iii)                               prorated annual incentive bonus (based on the target bonus under the Senior Executive Plan  or any successor plan for the Bonus Year in which the Executive’s termination of employment occurs) through and including the effective date of the Executive’s termination of employment;

(iv)                              other Employee Benefits to which the Executive is entitled upon termination of employment in accordance with the terms of the plans and programs of the Company;

(v)                                 the treatment of the restricted stock units granted to the Executive pursuant to Section 3(c) hereof in accordance with the terms thereof; and

(vi)                              the treatment of the options granted to the Executive pursuant to Section 3(d) hereof in accordance with the terms thereof.

4

In the event of any dispute regarding the existence of the Executive’s incapacity or disability hereunder, the matter shall be resolved by the determination of a physician selected by the Board and reasonably acceptable to the Executive.  The Executive shall submit to appropriate medical examinations for purposes of such determination.

(c)                                  Cause.  (i)  The Company may, at its option, terminate the Executive’s employment under this Agreement for Cause (as hereinafter defined) upon written notice to the Executive (the “Cause Notice”).  The Cause Notice shall state the particular action(s) or inaction(s) giving rise to termination for Cause.  No action(s) or inaction(s) will constitute Cause unless (1) a resolution finding that Cause exists has been approved by a majority of all of the members of the Board (excluding the Executive) at a meeting at which the Executive is allowed to appear with his legal counsel and (2) where remedial action is feasible, the Executive fails to remedy the action(s) or inaction(s) within 10 days after receiving the Cause Notice.  If the Executive so effects a cure to the satisfaction of the Board, the Cause Notice shall be deemed rescinded and of no force or effect.

(ii)                                  As used in this Agreement, the term “Cause” shall mean any one or more of the following:

(A)                              any willful refusal by the Executive to follow lawful directives of the Board which are consistent with the scope and nature of the Executive’s duties and responsibilities as set forth herein;

(B)                                the Executive’s conviction of, or plea of guilty or nolo contendere to, a felony or of any crime involving moral turpitude, fraud or embezzlement;

(C)                                any gross negligence or willful misconduct of the Executive resulting in a material loss to the Company or any of its subsidiaries, or material damage to the reputation of the Company or any of its subsidiaries;

(D)                               any material breach by the Executive of any one or more of the covenants contained in Section 7, 8 or 9 hereof; or

(E)                                 any violation of any statutory or common law duty of loyalty to the Company or any of its subsidiaries.

(iii)                               The exercise of the right of the Company to terminate this Agreement pursuant to this Section 4(c) shall not abrogate the rights or remedies of the Company in respect of the breach giving rise to such termination.

(iv)                              If the Company terminates the Executive’s employment for Cause, the Executive’s entitlement to compensation and benefits shall cease immediately, except that the Executive shall be entitled to the payments and benefits specified in Sections 4(b)(i) and 4(b)(iv) hereof.

(v)                                 If the Company terminates the Executive’s employment for Cause, the Executive agrees to immediately resign from the Board.

5

(d)                                 Termination Without Cause.  The Company may, at its option, terminate the Executive’s employment under this Agreement upon written notice to the Executive for a reason other than a reason set forth in Section 4(a), 4(b) or 4(c).  Any such termination shall be authorized by the Board.  If the Company terminates the Executive’s employment for any such reason, the Executive’s entitlement to compensation and benefits shall cease immediately, except that the Executive shall be entitled to:

(i)                                     the payments and benefits specified in Sections 4(b)(i) through 4(b)(iv) hereof, inclusive;

(ii)                                  other Employee Benefits to which the Executive is entitled upon termination of employment in accordance with the terms of the plans and programs of the Company; provided that the Company shall continue to provide medical, dental and vision benefits to the Executive, spouse and dependent children for twenty-four (24) months following the date on which the Executive’s employment terminates, followed immediately thereafter with immediate eligibility for coverage under the Retiree Medical Plan (irrespective of his age and years of continuous employment), until the Executive, spouse and dependent children become covered by the plan of another employer providing comparable benefits;

(iii)                               the treatment of the restricted stock units granted to the Executive pursuant to Section 3(c) hereof in accordance with the terms thereof;

(iv)                              the treatment of the options granted to the Executive pursuant to Section 3(d) hereof in accordance with the terms thereof; and

(v)                                 a lump sum cash payment equal to the product of (x) two, and (y) the sum of the Base Salary and the Executive’s target annual incentive bonus under the Senior Executive Plan for the Bonus Year in which the Executive’s employment terminates; provided that for this purpose the Executive’s Base Salary and target annual bonus shall be no less than his initial Base Salary and initial target bonus.

(e)                                  Voluntary Termination.  Upon 60 days prior written notice to the Company (or such shorter period as may be permitted by the Board), the Executive may voluntarily terminate the Executive’s employment with the Company for any reason.  If the Executive voluntarily terminates the Executive’s employment pursuant to this Section 4(e), the Executive’s entitlement to compensation and benefits shall cease immediately, except that the Executive shall be entitled to the payments and benefits specified in Sections 4(b)(i) and 4(b)(iv) hereof.

(f)                                    Termination for Good Reason.  (i)  Upon 30 days prior written notice to the Company (or such shorter period as may be permitted by the Board), the Executive may voluntarily terminate the Executive’s employment with Good Reason (as hereinafter defined).  If the Executive voluntarily terminates employment pursuant to this Section 4(f), the Executive’s entitlement to compensation and benefits shall cease immediately, except that the Executive shall be entitled to:

6

(A)                              the payments and benefits specified in Sections 4(b)(i) through 4(b)(iv) hereof, inclusive;

(B)                                other Employee Benefits to which the Executive is entitled upon termination of employment in accordance with the terms of the plans and programs of the Company; provided that the Company shall continue to provide medical, dental and vision benefits to the Executive, spouse and dependent children for twenty-four (24) months following the date on which the Executive’s employment terminates, followed immediately thereafter with immediate eligibility for coverage under the Retiree Medical Plan (irrespective of his age and years of continuous employment), until the Executive, spouse and dependent children become covered by the plan of another employer providing comparable benefits;

(C)                                the treatment of the restricted stock units granted to the Executive pursuant to Section 3(c) hereof in accordance with the terms thereof;

(D)                               the treatment of the options granted to the Executive pursuant to Section 3(d) hereof in accordance with the terms thereof; and

(E)                                 a lump sum cash payment equal to the product of (x) two, and (y) the sum of the Base Salary and the Executive’s target annual incentive bonus under the Senior Executive Plan for the Bonus Year in which the Executive’s employment terminates; provided that for this purpose the Executive’s Base Salary and target annual bonus shall be no less than his initial Base Salary and initial target bonus.

(ii)  As used in this Agreement, the term “Good Reason” shall mean during the Employment Period, without the written consent of the Executive, any one or more of the following, provided that an isolated, insubstantial or inadvertent action not taken in bad faith or failure not occurring in bad faith which is remedied by the Company promptly after receipt of notice thereof given by the Executive shall not constitute Good Reason:

(A)                              the assignment to the Executive of any duties materially inconsistent in any respect with the Executive’s position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by this Agreement;

(B)                                any failure by the Company to comply with the provisions of Section 3 hereof;

(C)                                any requirement by the Company that the Executive’s principal office be located more than 50 miles outside of the greater Chicago metropolitan area; or

(D)                               any other material breach by the Company of this Agreement.

7

5.                                      Change in Control.  During the Employment Term, the Executive shall be entitled to Change in Control severance protection pursuant to the Severance Agreement attached hereto as Exhibit D, which Severance Agreement may not, without the Executive’s consent, be amended or terminated during the Employment Term.

6.                                      Federal and State Withholding.  The Company shall deduct from the amounts payable to the Executive pursuant to this Agreement the amount of all required federal, state and local withholding taxes in accordance with the Executive’s Form W-4 on file with the Company, and all applicable federal employment taxes.

7.                                      Noncompetition; Nonsolicitation.  (a)  General.  The Executive acknowledges that in the course of his employment with the Company he has and will become familiar with trade secrets and other confidential information concerning the Company and its subsidiaries and that his services will be of special, unique and extraordinary value to the Company and its affiliates.

(b)  Noncompetition.  The Executive agrees that during the period of his employment with the Company and for a period of two years thereafter (the “Noncompetition Period”) he shall not in any manner, directly or indirectly, through any person, firm or corporation, alone or as a member of a partnership or as an officer, director, stockholder, investor or employee of or consultant to any other corporation or enterprise or otherwise, engage or be engaged, or assist any other person, firm, corporation or enterprise in engaging or being engaged, in any business, in which the Executive was involved or had knowledge, being conducted by, or contemplated by, the Company or any of its subsidiaries as of the termination of the Executive’s employment in any geographic area in which the Company or any of its subsidiaries is then conducting such business.

(c)  Nonsolicitation.  The Executive further agrees that during the Noncompetition Period he shall not in any manner, directly or indirectly, induce or attempt to induce any employee of the Company or any of its subsidiaries to terminate or abandon his or her employment for any purpose whatsoever.

(d)  Exceptions.  Nothing in this Section 7 shall prohibit the Executive from being (i) a stockholder in a mutual fund or a diversified investment company or (ii) a passive owner of not more than two percent of the outstanding stock of any class of a corporation, any securities of which are publicly traded, so long as Executive has no active participation in the business of such corporation.

(e)  Reformation.  If, at any time of enforcement of this Section 7, a court holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law.  This Agreement shall not authorize a court to increase or broaden any of the restrictions in this Section 7.

8

(f)                                    Consideration; Breach.  The Company and the Executive agree that the payments to be made, and the benefits to be provided, by the Company to the Executive pursuant to Section 3 hereof shall be made and provided in consideration of the Executive’s agreements contained in Section 7 hereof.  In the event that the Executive shall commit a material breach of any provision of Section 7 hereof, the Company shall be entitled immediately to terminate making all remaining payments and providing all remaining benefits pursuant to Section 3 hereof and upon such termination the Company shall have no further liability to the Executive under this Agreement.

8.                                      Confidentiality.  The Executive shall not, at any time during the Employment Period or thereafter, make use of or disclose, directly or indirectly, any (i) trade secret or other confidential or secret information of the Company or of any of its subsidiaries or (ii) other technical, business, proprietary or financial information of the Company or of any of its subsidiaries not available to the public generally or to the competitors of the Company or to the competitors of any of its subsidiaries (“Confidential Information”), except to the extent that such Confidential Information (a) becomes a matter of public record or is published in a newspaper, magazine or other periodical available to the general public, other than as a result of any act or omission of the Executive, (b) is required to be disclosed by any law, regulation or order of any court or regulatory commission, department or agency, provided that the Executive gives prompt notice of such requirement to the Company to enable the Company to seek an appropriate protective order, or (c) is necessary to perform properly the Executive’s duties under this Agreement.  Promptly following the termination of the Employment Period, the Executive shall surrender to the Company all records, memoranda, notes, plans, reports, computer tapes and software and other documents and data which constitute Confidential Information which he may then possess or have under his control (together with all copies thereof).

9.                                      Inventions.  The Executive hereby assigns to the Company his entire right, title and interest in and to all discoveries and improvements, patentable or otherwise, trade secrets and ideas, writings and copyrightable material, which may be conceived by the Executive or developed or acquired by him during the Employment Period, which may pertain directly or indirectly to the business of the Company or any of its subsidiaries.  The Executive agrees to disclose fully all such developments to the Company upon its request, which disclosure shall be made in writing promptly following any such request.  The Executive shall, upon the Company’s request, execute, acknowledge and deliver to the Company all instruments and do all other acts which are necessary or desirable to enable the Company or any of its subsidiaries to file and prosecute applications for, and to acquire, maintain and enforce, all patents, trademarks and copyrights in all countries.

10.                               Enforcement.  The parties hereto agree that the Company and its subsidiaries would be damaged irreparably in the event that any provision of Section 7, 8 or 9 of this Agreement were not performed in accordance with its terms or were otherwise breached and that money damages would be an inadequate remedy for any such nonperformance or breach.  Accordingly, the Company and its successors and permitted assigns shall be entitled, in addition to other rights and remedies existing in their favor, to an injunction or injunctions to prevent any breach or threatened breach of any of such provisions and to enforce such provisions specifically (without posting a bond or other security).  The Executive agrees that he will submit himself to

9

the personal jurisdiction of the courts of the State of Illinois in any action by the Company to enforce any provision of Section 7, 8 or 9 of this Agreement.

11.                               Survival.  Sections 4, 5, 7, 8, 9 and 10 of this Agreement shall survive and continue in full force and effect in accordance with their respective terms, notwithstanding any termination of the Employment Period.

12.                               Notices.  All notices and other communications required or permitted hereunder shall be in writing and shall be deemed given when (i) delivered personally or by overnight courier to the following address of the other party hereto (or such other address for such party as shall be specified by notice given pursuant to this Section 12) or (ii) sent by facsimile to the following facsimile number of the other party hereto (or such other facsimile number for such party as shall be specified by notice given pursuant to this Section 12), with the confirmatory copy delivered by overnight courier to the address of such party pursuant to this Section 12:

If to the Company, to:

Aon Corporation

200 East Randolph

Chicago, Illinois 60601

Attention: Chairman of the Board

with copies to:

Aon Corporation

200 East Randolph

Chicago, Illinois 60601

Attention: Chairman of the Governance Committee

Aon Corporation

200 East Randolph

Chicago, Illinois 60601

Attention: General Counsel

If to the Executive, to the Executive’s home address as shown on the Company’s records.

13.                               Reimbursement of Legal Expenses.  In the event that the Executive is successful, whether in arbitration or litigation, in pursuing any claim or dispute involving the Executive’s employment with the Company, including any claim or dispute relating to (a) this Agreement, (b) termination of the Executive’s employment with the Company or (c) the failure or refusal of the Company to perform fully in accordance with the terms hereof, the Company shall promptly reimburse the Executive for all costs and expenses (including, without limitation, attorneys’ fees) relating solely, or allocable, to such successful claim.  In any other case, the Executive and the Company shall each bear all their own respective costs and attorneys’ fees.

10

14.                               Indemnification.  The Company shall maintain, for the benefit of the Executive, director and officer liability insurance in form at least as comprehensive as, and in an amount that is at least equal to, that maintained by the Company for any other officer or director.  In addition, the Executive shall be indemnified by the Company against liability as an officer and director of the Company and any subsidiary or affiliate of the Company to the maximum extent permitted by applicable law.  The Executive’s rights under this Section 14 shall continue so long as he may be subject to such liability, whether or not this Agreement may have terminated prior thereto.

15.                               Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Agreement or the validity, legality or enforceability of such provision in any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

16.                               Entire Agreement.  This Agreement constitutes the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or between the parties, written or oral, which may have related in any manner to the subject matter hereof.

17.                               No Mitigation.  In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement, and such amounts shall not be reduced whether or not the Executive obtains other employment.

18.                               Successors and Assigns.  This Agreement shall be enforceable by the Executive and his heirs, executors, administrators and legal representatives, and by the Company  and its successors and assigns, and shall be binding on such successors and assigns.

19.                               Headings; Inconsistency.  Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.  In the event of any inconsistency between the terms of this Agreement and any form, award (including the award agreements attached hereto as Exhibits A, B and C), plan or policy of the Company or any other agreement between the Executive and the Company, the terms of this Agreement shall control.

20.                               Governing Law.  This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Illinois without regard to principles of conflict of laws.

21.                               Amendment and Waiver.  The provisions of this Agreement may be amended or waived only by the written agreement of the Company and the Executive, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.

11

22.                               Counterparts.  This Agreement may be executed in two counterparts, each of which shall be deemed to be an original and both of which together shall constitute one and the same instrument.

12

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

AON CORPORATION

By:	/s/ Patrick G. Ryan

Title:	Chairman & Chief Executive Officer

EXECUTIVE:

/s/ Greg Case

EXHIBIT A

Notice of Grant of Restricted Stock Units

Notice is hereby given of the following restricted stock unit (RSU) grant.

Employee:  Gregory C. Case

Employee Address:

Grant Date:  April 4, 2005

Grant Number:

Number of RSU’s:  125,000

The RSU’s will vest in increments according to the schedule below:

Shares

Vest Date

12,500	April 3, 2006
12,500	April 3, 2007
12,500	April 3, 2008
12,500	April 3, 2009
75,000	April 3, 2010

Other pertinent details related to this grant are contained in the Inducement Restricted Stock Unit Agreement attached hereto.

INDUCEMENT RESTRICTED STOCK UNIT AGREEMENT

This Inducement Restricted Stock Unit Agreement  (the “Agreement”) is entered into between Aon Corporation, a Delaware corporation (the “Company”) and the employee (the “Employee”) as listed on the “Notice of Grant of Restricted Stock Units”(the “Notice”).

The Company desires to grant the Employee restricted stock units (“RSU’s”), each RSU representing the right to receive a share of Aon common stock (“Common Stock”), $1.00 par value per share of Common Stock, to encourage the Employee to remain in the employ of the Company or its subsidiaries, to provide the Employee with an incentive to contribute to the financial progress of the Company, and to encourage ownership of the Company’s stock by the Employee.

NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth, the parties hereto agree as follows:

1.              Grant of Restricted Stock Units.  The Company grants to the Employee an award of RSU’s as specified in the “Notice of Grant of Restricted Stock Units”.

2.              Notice of Grant of Restricted Stock Units.  The Notice shall specify the date of grant (the “Grant Date”), number of RSU’s and the vesting schedule of the RSU’s. The Notice is incorporated herein by reference and the terms of this Agreement are incorporated by reference in the Notice.

3.              Tax Withholding Obligations.  Prior to the delivery of shares, the Employee shall deposit with the Company, through means provided for by the Company, an amount of cash equal to the amount determined by the Company to be necessary upon delivery of the shares for any taxes, social security / social insurance contributions, or the like under any government statute. Alternatively, the Company may, at its sole election, a) withhold the required amounts from the Employee’s pay, or b) may permit the Employee, subject to such conditions as the Company shall require, to sell a number of shares otherwise deliverable having a value sufficient to satisfy all or part of the Employee’s estimated total tax obligations associated with vesting of the shares.  The Company shall not deliver any of the shares until and unless the Employee has made the deposit required herein or proper provision for required withholding has been made.

4.              Effect of Termination of Employment.

a)              Voluntary termination prior to age 55. The unvested portion of the RSU will be forfeited.

b)              Termination due to disability or death. The RSU shall continue to vest as if the Employee remained employed by the Company.

c)              Involuntary termination (other than for cause) or termination for good reason.  The RSU shall be immediately vested in full.  Termination for good reason shall mean termination pursuant to the provisions of Section 4(f) of the Employee’s Employment Agreement with the Company dated as of April 4, 2005 (the “Employment Agreement”).

d)              Voluntary termination on or after age 55.  The RSU shall be immediately vested pro rata. The remaining unvested portion of the RSU shall be forfeited. Pro rata vesting is based on the period of employment since the Grant Date.

e)              Termination for cause. All unvested shares shall be forfeited. Termination for cause shall mean termination pursuant to the provisions of Section 4(c) of the Employment Agreement.

5.              Receipt by the Employee of the Prospectus.  The Employee acknowledges receipt of the prospectus that contains the entire 2001 Aon Stock Incentive Plan (the “Plan”), and is incorporated herein by reference.  The Employee represents and warrants that the Employee has read the Plan and agrees that all RSU’s awarded under this Agreement shall, to the extent not inconsistent with this Agreement, be subject to terms and conditions which are the same as the terms and conditions of the Plan.

6.              Issuance of Shares.  RSU’s shall be converted to shares of Common Stock as of the vesting date. Shares of Common Stock will be issued to the Employee as soon as practicable after the vesting date, subject to Section 3 of this Agreement

7.              Rights as Shareholder.  The Employee may not have voting or any other right as a shareholder of the Company with respect to the RSU’s. Upon conversion of the RSU to shares of Company Stock, the Employee will obtain full voting and other rights as a shareholder of the Company

8.              Additional Covenants

a)              Non-Solicitation Covenant

(i)            Business Considerations. The Company is in the business of providing insurance brokerage, reinsurance brokerage, benefits consulting, compensation consulting, human resources consulting, managing underwriting and related insurance services including accounting, claims management and handling, contract wording, information systems and actuarial services. An essential element of its business is the development and maintenance of personal contacts and relationships with clients.  Because of these contacts and relationships, it is common for the Company’s clients to develop identification with the employee who services its insurance needs, rather than with the Company itself. The personal identification of clients of the Company with a Company employee creates the potential for the Employee’s appropriation of the benefits of the relationships developed with clients on behalf of and at the expense of the Company.  Since the Company would suffer irreparable harm if Employee left its employ and solicited the insurance or other related business of clients of the Company, it is reasonable to protect the Company against solicitation activities by Employee for a limited period of time after Employee leaves the Company so that the Company may renew or restore its business relationship with its client.

(ii)        Covenant Not to Solicit.  Employee hereby covenants and agrees that, except with the prior written consent of the Company, Employee will not for a period of two years after the end of employment compete directly or indirectly in any way with the business of the Company.  For the purposes of this Agreement, “compete directly or indirectly in any way with the business of the Company” means to enter into or attempt to enter into (on Employee’s own behalf or on behalf of any other person or entity) any business relationship of the same type or kind as the business relationship which exists between the Company and its clients or customers to provide services related to the business of the Company for any individual, partnership, corporation, association or other entity who or which was a client or customer for whom the Employee was the producer or on whose account Employee worked or became familiar during 24 months prior to the end of employment.

(iii)    Covenant Not to Hire. The Employee hereby also agrees not to induce or attempt to induce, or to cause any person or other entity to induce or attempt to induce, any person who is an employee of the Company to leave the employ of the Company during the term of the covenant set forth in (ii) above.

(iv)       Acknowledgments.  The Company and the Employee acknowledge and agree that the covenants contained in (ii) and (iii) are reasonably necessary for the protection of the Company and are reasonably limited with respect to the activities they prohibit, their duration, their geographical scope and their effect on the Employee and the public. The parties acknowledge that the purpose and effect of the covenants simply are to protect the Company for a limited period of time from unfair competition by the Employee.

Nothing in this Agreement shall prohibit the Employee from obtaining a livelihood. The intent of the parties is that the restrictive covenant of non-solicitation by the Employee is limited to those clients and customers of the Company, as reflected by the books of the Company, during the 24 months prior to the end of Employee’s employment with the Company.

b)              Company’s Right to Injunctive Relief; Attorneys’ Fees.  The Employee acknowledges that the Employee’s services to the Company are of a unique character which gives them a special value to the Company, the loss of which cannot reasonably or adequately be compensated in damages in an action at law, and that a breach of this Agreement will result in irreparable and continuing harm to the Company, and that therefore, in addition to any other remedy which the Company may have at law or in equity, the Company shall be entitled to injunctive relief for a breach of this Agreement by Employee.   In the event that the Company brings an action to enforce the terms and conditions of this Agreement, Employee shall pay the costs and expenses incurred by the Company in bringing such action, including legal fees.

c)              Trade Secrets and Confidential Information. Employee acknowledges that the Company’s business depends to a significant degree upon the possession of information which is not generally known to others, and that the profitability of such business requires that this information remain proprietary to the Company.  The Employee shall not, except as required in the course of employment by the Company, disclose or use during or subsequent to the course of employment, any trade secrets or confidential or proprietary information relating to the business of the Company of which the Employee becomes aware by reason of being employed or to which Employee gains access during his employment by the Company and which has not been publicly disclosed (other than by Employee in breach of this provision).

Such information includes client and customer lists, data, records, computer programs, manuals, processes, methods and intangible rights which are either developed by the Employee during the course of employment or to which the Employee has access.  All records and equipment and other materials relating in any way to any confidential information relating to clients or business of the Company shall be and remain the sole property of the Company during and after the end of employment.

9.                                      Other Provisions

a)              Prior Employment Agreement Shall Not Control. Employee’s acceptance of this Agreement shall signify Employee’s acceptance that the terms and conditions of this grant shall supercede provisions of any prior agreement that could be construed as governing the terms of this grant.

b)              Restriction on Transfer.  Unless the RSU’s are vested as provided above, they may not be sold, transferred, pledged, assigned, or otherwise alienated at any time.

c)              Right of Employment.  Grants of RSU’s under this Agreement do not confer upon Employee any right to continue in the employ of theCompany.

d)              Beneficiary.  An Employee’s “beneficiary” means the person(s) or entity designated by the Employee in the most recent written beneficiary designation form filed with the Company to receive the benefits specified under the RSUs awarded under this Agreement upon the death of the Employee, or, if there is no designated beneficiary or surviving designated beneficiary, then the estate of the Employee.

e)              Data Privacy.  Employee understands and authorizes that Employee’s personal data (i.e. identification data, including name, address, telephone; financial data, including account numbers, wages; personal data, including age, gender, date of birth; education related data, including academic curriculum, professional experience; profession related data, including title and description of functions with the Company) will be shared with third party vendors hired by the Company to assist in administering the RSUs granted under this Agreement.  Employee also authorizes the Company to receive, possess, use, retain, and transfer the data, in electronic form or other, and to further transfer data to third party vendors for purposes of assisting in the administration of the RSUs granted under this Agreement.

f)                Need to Accept Grant.  Employee acknowledges that this grant must be accepted within ninety (90) days of the Grant Date in order to be eligible to receive any benefits from this grant. If this grant is not accepted within ninety days, the grant will be cancelled and all benefits under this grant will be forfeited. To accept this grant, the Employee must sign the agreement and return it to Aon’s Executive Compensation Department within ninety (90) days.

g)             Computation of Severance / Retirement Benefits.   Benefits and rights acquired under the Plan do not constitute “base salary” or other regular employment earnings.  Accordingly, Employee understands and accepts that benefits provided under the Plan will not be considered in calculating any of the Company’s and its subsidiaries’ obligations to Employee for bonus, retirement, severance, termination, health and welfare, or any other such payments, unless otherwise specified in the applicable plan.

h)             Waiver.  Waiver of any term or condition of this Agreement by any party shall not be construed as a waiver of a subsequent breach or failure of the same term or condition, or a waiver of any other term or condition of this Agreement.  Any waiver must be in writing.

i)                Severability.  To the extent that the terms set forth in this Agreement or any word, phrase, clause or sentence is found to be illegal or unenforceable for any reason, such word, phrase, clause or sentence shall be modified or deleted in such manner so as to afford the Company the fullest protection commensurate with making this Agreement, as modified, legal and enforceable under applicable laws, and the balance of this Agreement shall not be affected thereby, the balance being construed as severable and independent.

j)                Governing Law. The validity, interpretation, instruction, performance, enforcement and remedies of or relating to this Agreement, and the rights and obligations of the parties hereunder, shall be governed by and construed in accordance with the substantive laws of the State of Illinois, without regard to the conflict of law principles, rules or statutes of any jurisdiction.

k)            Notice.  All notices given hereunder shall be in writing and, if intended for the Company, shall be addressed to it or delivered to it at its principal office to the attention of Executive Compensation Department. If intended for the Employee, notices shall be delivered personally or shall be addressed (if sent by mail) to the Employee’s then current residence address as shown on the Company’s records, or to such other address as the Employee directs in a notice to the Company.  All notices shall be deemed to be given on the date received at the address of the addressee or, if delivered personally, on the date delivered.

IN WITNESS WHEREOF, the parties have accepted this Agreement as of the date hereof.

AON CORPORATION

Patrick G. Ryan, Chairman and Chief Executive Officer

RSU Recipient (Employee)	Date

EXHIBIT B

Notice of Grant of Stock Options

Notice is hereby given of the following option grant (the “Option”) to purchase shares of Aon Corporation common stock, under the 2001 Aon Stock Incentive Plan.

Employee:   Gregory C. Case

Employee Address:

Grant Date:  April 4, 2005

Grant Number:

Number of Shares:  675,000

Exercise Price:

Type of Option:  NQ

Expiration Date:  April 3, 2015

The Option will vest according to the schedule below:

Shares

Vest Date

225,000	April 3, 2007
225,000	April 3, 2008
225,000	April 3, 2009

Other pertinent details related to this grant are contained in the 2001 Aon Stock Incentive Plan Stock Option Agreement and the 2001 Aon Stock Incentive Plan prospectus.

IMPORTANT NOTICE

This grant must be accepted within ninety (90) days of the grant date in order to be eligible to receive any benefits from this grant. Refer to Section 11 Other Provisions, Item g. “Need to Accept Grant” for more information. Additionally, if this is your first grant of Options from Aon, please make sure to submit a “Stock Option Beneficiary” form now. The form can be found under the OptionsLink “Company Information” tab. The same form is also used to change your beneficiary.

AON CORPORATION
2001 AON STOCK INCENTIVE PLAN
STOCK OPTION AGREEMENT

This Stock Option Award Agreement  (the “Agreement”) is entered into between Aon Corporation, a Delaware corporation (the “Company”) and the employee (the “Employee”) as listed on the “Notice of Grant of Stock Options”(the “Notice”).

The Company desires, by affording the Employee an opportunity to purchase shares of Aon’s common stock (the “Common Stock”) as hereinafter provided, to encourage the Employee to remain in the employ of the Company or its subsidiaries, to provide the Employee with an incentive to contribute to the financial progress of the Company, and to encourage ownership of the Company’s stock by the Employee.

NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth, the parties hereto agree as follows:

1.              Grant of Option and Option Price.  The Company grants to the Employee under the 2001 Aon Stock Incentive Plan (the “Plan”) the right and option (“Option”) to purchase all or part of the number of shares of the Common Stock of the Company and at the Option price per share specified in the “Notice of Grant of Stock Options” (the “Notice”).

2.              Notice of Grant of Stock Options.  The Notice shall specify the date of grant (the “Grant Date”), the Option price (the “Exercise Price”), the number of shares granted to the Employee, the expiration date of the Option, the vesting schedule of the Option, and the type of Option, specifying whether the grant is for non-qualified stock options (“NQ”) or incentive stock options (“ISO”). The ISO only applies to Employees in the United States and is intended to qualify as an incentive stock option within the meaning of Section 422 of the United States Internal Revenue Code of 1986, as amended. The Notice is incorporated herein by reference and the terms of this Agreement are incorporated by reference in the Notice.

3.              Timing of Exercise. Any portion of the Option may be exercised at any time after such options have become vested as long as the Employee remains employed, and for periods thereafter as indicated in Section 6 of this Agreement, but no later than 10 years after the Grant Date.

4.              Payment of Exercise Price. The Employee shall at the time of exercise of an Option (except in the case of a cashless exercise) tender the full Exercise Price.  At the discretion of the Committee, and subject to such rules and regulations as it may adopt, the Exercise Price may be paid: (i) in full in cash through means provided by the Company;  (ii) by delivering irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds to pay the Exercise Price; (iii) by attesting to the ownership of sufficient shares of Common Stock which have been held by the Employee for at least six months to pay the Exercise Price; or (iv) through a cashless exercise with a broker approved for this purpose by the Company.

5.              Tax Deposit.  Upon exercising all or any part of an Option, the Employee shall deposit with the Company, through means provided for by the Company, an amount of cash equal to the amount determined by the Company to be withheld upon the exercise of the Option for any withholding taxes, social security / social insurance contributions, or the like under any government statute. The Committee may, at its sole discretion, and subject to such rules as it may adopt, permit the Employee to satisfy this withholding obligation, in whole or in part, by electing to sell shares of Common Stock having a fair market value on the date that the amount of tax to be withheld is determined equal to the applicable required minimum withholding.  The Company shall not issue and deliver any of its Common Stock upon the exercise of any Option until and unless the Employee has made the deposit required herein or proper provision for withholding has been made.

6.              Effect of Termination of Employment.

a)              Voluntary termination prior to age 55. The vested portion of the Option may be exercised no later than the 90-day period following termination of employment and the unvested portion will be forfeited.

b)              Voluntary termination on or after age 55. The Option shall be immediately vested pro rata, and may be exercised no later than three years from the date of termination (not to exceed the expiration date of the Option). The remaining unvested portion of the Option shall be forfeited. Pro rata vesting is based on the period of employment since the Grant Date.

c)              Termination due to disability or death.  The Option shall continue to vest as if the Employee remained employed and may be exercised no later than the later of one year after the Option becomes 100% vested or one year from the date of termination, (not to exceed the expiration date of the Option).

d)              Involuntary termination (other than for cause) or termination for good reason.  The Option shall continue to vest as if the Employee remained employed and may be exercised no later than the the 90-day period following the later of the date the Option becomes 100% vested or the date of termination, (not to exceed the expiration date of the Option).  Termination for good reason shall mean termination pursuant to the provisions of Section 4(f) of the Employee’s Employment Agreement with the Company dated as of April 4, 2005 (the “Employment Agreement”).

e)              Termination for cause. The Option will not be exercisable. Termination for cause shall mean termination pursuant to the provisions of Section 4(c) of the Employment Agreement.

7.              Receipt by the Employee of the Prospectus.  The Employee acknowledges receipt of the Plan prospectus that contains the entire Plan, and is incorporated herein by reference.  The Employee represents and warrants that Employee has read the Plan and agrees that all Options awarded under it shall be subject to all of the terms and conditions of the Plan.

8.              Expiration Date of Option.  An Option awarded under the Plan shall expire ten (10) years from the Grant Date, subject to the terms and conditions set forth in the Plan and this Agreement.

9.              Issuance of Shares.  The Employee shall have no interest in the shares covered by the Option grant contained in this Agreement unless and until shares are issued following the exercise of an Option.

10.       Additional Covenants

a)              Non-Solicitation Covenant

(i)            Business Considerations. The Company is in the business of providing insurance brokerage, reinsurance brokerage, benefits consulting, compensation consulting, human resources consulting, managing underwriting and related insurance services including accounting, claims management and handling, contract wording, information systems and actuarial services. An essential element of its business is the development and maintenance of personal contacts and relationships with clients.  Because of these contacts and relationships, it is common for the Company’s clients to develop identification with the employee who services its insurance needs, rather than with the Company itself. The personal identification of clients of the Company with a Company employee creates the potential for the Employee’s appropriation of the benefits of the relationships developed with clients on behalf of and at the expense of the Company.  Since the Company would suffer irreparable harm if Employee left its employ and solicited the insurance or other related business of clients of the Company, it is reasonable to protect the Company against solicitation activities by Employee for a limited period of time after Employee leaves the Company so that the Company may renew or restore its business relationship with its client.

(ii)        Covenant Not to Solicit.  Employee hereby covenants and agrees that, except with the prior written consent of the Company, Employee will not for a period of two years after the end of employment compete directly or indirectly in any way with the business of the Company.  For the purposes of this Agreement, “compete directly or indirectly in any way with the business of the Company” means to enter into or attempt to enter into (on Employee’s own behalf or on behalf of any other person or entity) any business relationship of the same type or kind as the business relationship which exists between the Company and its clients or customers to provide services related to the business of the Company for any individual, partnership, corporation, association or other entity who or which was a client or customer for whom the Employee was the producer or on whose account Employee worked or became familiar during 24 months prior to the end of employment.

(iii)    Covenant Not to Hire. The Employee hereby also agrees not to induce or attempt to induce, or to cause any person or other entity to induce or attempt to induce, any person who is an employee of the Company to leave the employ of the Company during the term of the covenant set forth in (ii) above.

(iv)       Acknowledgments.  The Company and the Employee acknowledge and agree that the covenants contained in (ii) and (iii) are reasonably necessary for the protection of the Company and are reasonably limited with respect to the activities they prohibit, their duration, their geographical scope and their effect on the Employee and the public. The parties acknowledge that the purpose and effect of the covenants simply are to protect the Company for a limited period of time from unfair competition by the Employee.

Nothing in this Agreement shall prohibit the Employee from obtaining a livelihood. The intent of the parties is that the restrictive covenant of non-solicitation by the Employee is limited to those clients and customers of the Company, as reflected by the books of the Company, during the 24 months prior to the end of Employee’s employment with the Company.

b)              Company’s Right to Injunctive Relief; Attorneys’ Fees.  The Employee acknowledges that the Employee’s services to the Company are of a unique character which gives them a special value to the Company, the loss of which cannot reasonably or adequately be compensated in damages in an action at law, and that a breach of this Agreement will result in irreparable and continuing harm to the Company, and that therefore, in addition to any other remedy which the Company may have at law or in equity, the Company shall be entitled to injunctive relief for a breach of this Agreement by Employee.   In the event that the Company brings an action to enforce the terms and conditions of this Agreement, Employee shall pay the costs and expenses incurred by the Company in bringing such action, including legal fees.

c)              Trade Secrets and Confidential Information. Employee acknowledges that the Company’s business depends to a significant degree upon the possession of information which is not generally known to others, and that the profitability of such business requires that this information remain proprietary to the Company.  The Employee shall not, except as required in the course of employment by the Company, disclose or use during or subsequent to the course of employment, any trade secrets or confidential or proprietary information relating to the business of the Company of which the Employee becomes aware by reason of being employed or to which Employee gains access during his employment by the Company and which has not been publicly disclosed (other than by Employee in breach of this provision).

Such information includes client and customer lists, data, records, computer programs, manuals, processes, methods and intangible rights which are either developed by the Employee during the course of employment or to which the Employee has access.  All records and equipment and other materials relating in any way to any confidential information relating to clients or business of the Company shall be and remain the sole property of the Company during and after the end of employment.

11.       Other Provisions

a)              Plan Terms. Options are granted pursuant to the Plan, the terms and condition of which are incorporated into this Agreement by reference.

b)              Prior Employment Agreement Shall Not Control.  Employee’s acceptance of this Agreement shall signify Employee’s acceptance that the terms and conditions of this grant shall supercede provisions of any prior agreement that could be construed as governing the terms of this grant

c)              Nontransferability.  Except as described below, ISOs and NQs are not transferable by the Employee other than by will, the laws of descent and distribution, or pursuant to a beneficiary designation. Except as described below, any ISO or NQ is exercisable, during the Employee’s lifetime, only by the Employee or Employee’s legal representative.  The ISOs and NQs may not be pledged, mortgaged, hypothecated or otherwise encumbered, or subject to the claims of creditors, or assigned pursuant to any domestic relations order. The Employee may transfer all or a portion of a NQ for no consideration to or for the benefit of the Employee’s immediate family (spouse, parents, children, stepchildren, adopted children, siblings and grandchildren).  Such transfer may be directly to immediate family members, to a partnership, limited liability company or trust for the benefit of one or more immediate family members, or any other transfer deemed to be consistent with such a transfer.

d)              Right of Employment.  Grants of Stock Options under the Plan and of this Agreement do not confer upon Employee any right to continue in the employ of the Employer.

e)              Beneficiary.  An Employee’s “beneficiary” means the person(s) or entity as designated by Employee in the most recent written beneficiary designation form filed with the Company to receive the benefits specified under the Plan upon the death of the Employee, or, if there is no designated beneficiary or surviving designated beneficiary, then the estate of the Employee.

f)                Data Privacy. Employee understands and authorizes Employer to share Employee’s personal data with the Company, the U.S. parent company. Employee also understands and authorizes that this data, as listed below, will be shared with third party vendors hired by the Company to assist in administering the Plan.  Employee consents to the Employee’s Employer sharing of personal data (i.e. identification data, including name, address, telephone; financial data, including account numbers, wages; personal data, including age, gender, date of birth; education related data, including academic curriculum, professional experience; profession related data, including title and description of functions with the Company).  Employee also authorizes Employer and the Company to receive, possess, use, retain, and transfer the data, in electronic form or other, and to further transfer data to third party vendors for purposes of assisting in the administration and managing Employee’s participation in the Plan.

g)             Need to Accept Grant.  Employee acknowledges that this grant must be accepted within ninety (90) days of the Grant Date in order to be eligible to receive any benefits from this grant. If this grant is not accepted within the ninety (90) days, the grant will be cancelled and all benefits under this grant will be forfeited. To accept this grant, Employee must sign the agreement and return it to Aon’s Executive Compensation Department within ninety (90) days.

h)             Computation of Severance / Retirement Benefits.   Benefits and rights acquired under the Plan do not constitute “base salary” or other regular employment earnings.  Accordingly, Employee understands and accepts that benefits provided under the Plan will not be considered in calculating any of the Company’s and its subsidiaries’ obligations to Employee for bonus, retirement, severance, termination, health and welfare, or any other such payments, unless otherwise specified in the applicable plan.

i)                Plan Changes / Acquired Rights.  Employee understands and agrees that the Company may terminate, change or otherwise alter the terms and conditions of the Plan at any time, and that any such termination, change or alteration will not amount to a breach or breaches, fundamental or otherwise, of Employee’s terms and conditions of employment. The scope of any change in terms is unforeseen; however, potential changes to the Plan may include, but are not limited to, 1) alteration of the discount at which employees are allowed to acquire Company shares, 2) modification of the vesting and/or offering periods, 3) adjustment of the award amounts, and 4) cancellation of the Plan.  Employee hereby elects to participate in the Plan with full knowledge that benefits under the Plan can be terminated or otherwise modified by the Company at its sole discretion at any time.

j)                Waiver.  Waiver of any term or condition of this Agreement by any party shall not be construed as a waiver of a subsequent breach or failure of the same term or condition, or a waiver of any other term or condition of this Agreement.  Any waiver must be in writing.

k)            Severability.  To the extent that the terms set forth in this Agreement or any word, phrase, clause or sentence is found to be illegal or unenforceable for any reason, such word, phrase, clause or sentence shall be modified or deleted in such manner so as to afford the Company the fullest protection commensurate with making this Agreement, as modified, legal and enforceable under applicable laws, and the balance of this Agreement shall not be affected thereby, the balance being construed as severable and independent.

l)                Governing Law. The validity, interpretation, instruction, performance, enforcement and remedies of or relating to this Agreement, and the rights and obligations of the parties hereunder, shall be governed by and construed in accordance with the substantive laws of the State of Illinois, without regard to the conflict of law principles, rules or statutes of any jurisdiction. For Employees outside of the United States, this Agreement shall be governed by the applicable regulations or international treaty.

m)          Notice.  All notices given hereunder shall be in writing and, if intended for the Company, shall be addressed to it or delivered to it at its principal office to the attention of Executive Compensation Department. If intended for the Employee, notices shall be delivered personally or shall be addressed (if sent by mail) to the Employee’s then current residence address as shown on the Company’s records, or to such other address as the Employee directs in a notice to the Company.  All notices shall be deemed to be given on the date received at the address of the addressee or, if delivered personally, on the date delivered.

IN WITNESS WHEREOF, the parties have signed this Agreement as of the date hereof.

AON CORPORATION

Patrick G. Ryan, Chairman and Chief Executive Officer

Option Recipient (Employee)	Date

EXHIBIT C

Notice of Grant of Stock Options

Notice is hereby given of the following option grant (the “Option”) to purchase shares of Aon Corporation common stock.

Employee:  Gregory C. Case

Employee Address:

Grant Date:  April 4, 2005

Grant Number:

Number of Shares:  325,000

Exercise Price:

Type of Option:  NQ

Expiration Date:  April 3, 2015

The Option will vest according to the schedule below:

Shares	Vest Date
108,334	April 3, 2007
108,333	April 3, 2008
108,333	April 3, 2009

Other pertinent details related to this grant are contained in the Inducement Stock Option Agreement attached hereto.

INDUCEMENT STOCK OPTION AGREEMENT

This Inducement Stock Option Agreement  (the “Agreement”) is entered into between Aon Corporation, a Delaware corporation (the “Company”) and the employee (the “Employee”) as listed on the “Notice of Grant of Stock Options”(the “Notice”).

The Company desires, by affording the Employee an opportunity to purchase shares of Aon’s common stock (the “Common Stock”) as hereinafter provided, to encourage the Employee to remain in the employ of the Company or its subsidiaries, to provide the Employee with an incentive to contribute to the financial progress of the Company, and to encourage ownership of the Company’s stock by the Employee.

NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth, the parties hereto agree as follows:

1.              Grant of Option and Option Price.  The Company grants to the Employee the right and option (“Option”) to purchase all or part of the number of shares of the Common Stock of the Company and at the Option price per share specified in the “Notice of Grant of Stock Options” (the “Notice”).

2.              Notice of Grant of Stock Options.  The Notice shall specify the date of grant (the “Grant Date”), the Option price (the “Exercise Price”), the number of shares granted to the Employee, the expiration date of the Option, the vesting schedule of the Option, and that the grant is for non-qualified stock options (“NQ”). The Notice is incorporated herein by reference and the terms of this Agreement are incorporated by reference in the Notice.

3.              Timing of Exercise. Any portion of the Option may be exercised at any time after such options have become vested as long as the Employee remains employed, and for periods thereafter as indicated in Section 6 of this Agreement, but no later than 10 years after the Grant Date.

4.              Payment of Exercise Price. The Employee shall at the time of exercise of an Option (except in the case of a cashless exercise) tender the full Exercise Price.  At the discretion of the Committee (as defined in the 2001 Aon Stock Incentive Plan (the “Plan”), and subject to such rules and regulations as it may adopt, the Exercise Price may be paid: (i) in full in cash through means provided by the Company;  (ii) by delivering irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds to pay the Exercise Price; (iii) by attesting to the ownership of sufficient shares of Common Stock which have been held by the Employee for at least six months to pay the Exercise Price; or (iv) through a cashless exercise with a broker approved for this purpose by the Company.

5.              Tax Deposit.  Upon exercising all or any part of an Option, the Employee shall deposit with the Company, through means provided for by the Company, an amount of cash equal to the amount determined by the Company to be withheld upon the exercise of the Option for any withholding taxes, social security / social insurance contributions, or the like under any government statute. The Committee may, at its sole discretion, and subject to such rules as it may adopt, permit the Employee to satisfy this withholding obligation, in whole or in part, by electing to sell shares of Common Stock having a fair market value on the date that the amount of tax to be withheld is determined equal to the applicable required minimum withholding.  The Company shall not issue and deliver any of its Common Stock upon the exercise of any Option until and unless the Employee has made the deposit required herein or proper provision for withholding has been made.

6.              Effect of Termination of Employment.

a)              Voluntary termination prior to age 55.  The vested portion of the Option may be exercised no later than the 90-day period following termination of employment and the unvested portion will be forfeited.

b)              Voluntary termination on or after age 55.  The Option shall be immediately vested pro rata, and may be exercised no later than three years from the date of termination (not to exceed the expiration date of the Option). The remaining unvested portion of the Option shall be forfeited. Pro rata vesting is based on the period of employment since the Grant Date.

c)              Termination due to disability or death.  The Option shall continue to vest as if the Employee remained employed and may be exercised no later than the later of one year after the Option becomes 100% vested or one year from the date of termination, (not to exceed the expiration date of the Option).

d)              Involuntary termination (other than for cause) or termination for good reason.  The Option shall continue to vest as if the Employee remained employed and may be exercised no later than the the 90-day period following the later of the date the Option becomes 100% vested or the date of termination, (not to exceed the expiration date of the Option).  Termination for good reason shall mean termination pursuant to the provisions of Section 4(f) of the Employee’s Employment Agreement with the Company dated as of April 4, 2005 (the “Employment Agreement”).

e)              Termination for cause.  The Option will not be exercisable. Termination for cause shall mean termination pursuant to the provisions of Section 4(c) of the Employment Agreement.

7.              Receipt by the Employee of the Prospectus.  The Employee acknowledges receipt of the Plan prospectus that contains the entire Plan, and is incorporated herein by reference.  The Employee represents and warrants that Employee has read the Plan and agrees that all Options awarded under this Agreement shall, to the extent not inconsistent with this Agreement, be subject to terms and conditions which are the same as the terms and conditions of the Plan.

8.              Expiration Date of Option.  An Option awarded under this Agreement shall expire ten (10) years from the Grant Date, subject to terms and conditions which are the same as the terms and conditions set forth in the Plan and to this Agreement.

9.              Issuance of Shares.  The Employee shall have no interest in the shares covered by the Option grant contained in this Agreement unless and until shares are issued following the exercise of an Option.

10.       Additional Covenants

a)              Non-Solicitation Covenant

(i)            Business Considerations. The Company is in the business of providing insurance brokerage, reinsurance brokerage, benefits consulting, compensation consulting, human resources consulting, managing underwriting and related insurance services including accounting, claims management and handling, contract wording, information systems and actuarial services. An essential element of its business is the development and maintenance of personal contacts and relationships with clients.  Because of these contacts and relationships, it is common for the Company’s clients to develop identification with the employee who services its insurance needs, rather than with the Company itself. The personal identification of clients of the Company with a Company employee creates the potential for the Employee’s appropriation of the benefits of the relationships developed with clients on behalf of and at the expense of the Company.  Since the Company would suffer irreparable harm if Employee left its employ and solicited the insurance or other related business of clients of the Company, it is reasonable to protect the Company against solicitation activities by Employee for a limited period of time after Employee leaves the

Company so that the Company may renew or restore its business relationship with its client.

(ii)        Covenant Not to Solicit.  Employee hereby covenants and agrees that, except with the prior written consent of the Company, Employee will not for a period of two years after the end of employment compete directly or indirectly in any way with the business of the Company.  For the purposes of this Agreement, “compete directly or indirectly in any way with the business of the Company” means to enter into or attempt to enter into (on Employee’s own behalf or on behalf of any other person or entity) any business relationship of the same type or kind as the business relationship which exists between the Company and its clients or customers to provide services related to the business of the Company for any individual, partnership, corporation, association or other entity who or which was a client or customer for whom the Employee was the producer or on whose account Employee worked or became familiar during 24 months prior to the end of employment.

(iii)    Covenant Not to Hire. The Employee hereby also agrees not to induce or attempt to induce, or to cause any person or other entity to induce or attempt to induce, any person who is an employee of the Company to leave the employ of the Company during the term of the covenant set forth in (ii) above.

(iv)       Acknowledgments.  The Company and the Employee acknowledge and agree that the covenants contained in (ii) and (iii) are reasonably necessary for the protection of the Company and are reasonably limited with respect to the activities they prohibit, their duration, their geographical scope and their effect on the Employee and the public. The parties acknowledge that the purpose and effect of the covenants simply are to protect the Company for a limited period of time from unfair competition by the Employee.

Nothing in this Agreement shall prohibit the Employee from obtaining a livelihood. The intent of the parties is that the restrictive covenant of non-solicitation by the Employee is limited to those clients and customers of the Company, as reflected by the books of the Company, during the 24 months prior to the end of Employee’s employment with the Company.

b)              Company’s Right to Injunctive Relief; Attorneys’ Fees.  The Employee acknowledges that the Employee’s services to the Company are of a unique character which gives them a special value to the Company, the loss of which cannot reasonably or adequately be compensated in damages in an action at law, and that a breach of this Agreement will result in irreparable and continuing harm to the Company, and that therefore, in addition to any other remedy which the Company may have at law or in equity, the Company shall be entitled to injunctive relief for a breach of this Agreement by Employee.   In the event that the Company brings an action to enforce the terms and conditions of this Agreement, Employee shall pay the costs and expenses incurred by the Company in bringing such action, including legal fees.

c)              Trade Secrets and Confidential Information. Employee acknowledges that the Company’s business depends to a significant degree upon the possession of information which is not generally known to others, and that the profitability of such business requires that this information remain proprietary to the Company.  The Employee shall not, except as required in the course of employment by the Company, disclose or use during or subsequent to the course of employment, any trade secrets or confidential or proprietary information relating to the business of the Company of which the Employee becomes aware by reason of being employed or to which Employee gains access during his employment by the Company and which has not been publicly disclosed (other than by Employee in breach of this provision).

Such information includes client and customer lists, data, records, computer programs, manuals, processes, methods and intangible rights which are either developed by the Employee during the course of employment or to which the Employee has access.  All records and equipment and other materials relating in any way to any confidential information relating to clients or business of the Company shall be and remain the sole property of the Company during and after the end of employment.

11.       Other Provisions

a)              Prior Employment Agreement Shall Not Control.  Employee’s acceptance of this Agreement shall signify Employee’s acceptance that the terms and conditions of this grant shall supercede provisions of any prior agreement that could be construed as governing the terms of this grant

b)              Nontransferability.  Except as described below,  all Options awarded under this Agreement are not transferable by the Employee other than by will, the laws of descent and distribution, or pursuant to a beneficiary designation. Except as described below, any Option awarded under this Agreement is exercisable, during the Employee’s lifetime, only by the Employee or Employee’s legal representative.  The Options may not be pledged, mortgaged, hypothecated or otherwise encumbered, or subject to the claims of creditors, or assigned pursuant to any domestic relations order. The Employee may transfer all or a portion of an Option for no consideration to or for the benefit of the Employee’s immediate family (spouse, parents, children, stepchildren, adopted children, siblings and grandchildren).  Such transfer may be directly to immediate family members, to a partnership, limited liability company or trust for the benefit of one or more immediate family members, or any other transfer deemed to be consistent with such a transfer.

c)              Right of Employment.  Grants of Stock Options under this Agreement do not confer upon Employee any right to continue in the employ of the Company.

d)              Beneficiary.  An Employee’s “beneficiary” means the person(s) or entity as designated by Employee in the most recent written beneficiary designation form filed with the Company to receive the benefits specified under the Options awarded under this Agreement upon the death of the Employee, or, if there is no designated beneficiary or surviving designated beneficiary, then the estate of the Employee.

e)              Data Privacy. Employee also understands and authorizes that Employee’s personal data (i.e. identification data, including name, address, telephone; financial data, including account numbers, wages; personal data, including age, gender, date of birth; education related data, including academic curriculum, professional experience; profession related data, including title and description of functions with the Company) will be shared with third party vendors hired by the Company to assist in administering the Options awarded under this Agreement.  Employee also authorizes the Company to receive, possess, use, retain, and transfer the data, in electronic form or other, and to further transfer data to third party vendors for purposes of assisting in the administration Options awarded under this Agreement.

f)                Need to Accept Grant.  Employee acknowledges that this grant must be accepted within ninety (90) days of the Grant Date in order to be eligible to receive any benefits from this grant. If this grant is not accepted within the ninety (90) days, the grant will be cancelled and all benefits under this grant will be forfeited. To accept this grant, Employee must sign the agreement and return it to Aon’s Executive Compensation Department within ninety (90) days.

g)             Computation of Severance / Retirement Benefits.   Benefits and rights acquired under the Plan do not constitute “base salary” or other regular employment earnings.  Accordingly,

Employee understands and accepts that benefits provided under the Plan will not be considered in calculating any of the Company’s and its subsidiaries’ obligations to Employee for bonus, retirement, severance, termination, health and welfare, or any other such payments, unless otherwise specified in the applicable plan.

h)             Waiver.  Waiver of any term or condition of this Agreement by any party shall not be construed as a waiver of a subsequent breach or failure of the same term or condition, or a waiver of any other term or condition of this Agreement.  Any waiver must be in writing.

i)                Severability.  To the extent that the terms set forth in this Agreement or any word, phrase, clause or sentence is found to be illegal or unenforceable for any reason, such word, phrase, clause or sentence shall be modified or deleted in such manner so as to afford the Company the fullest protection commensurate with making this Agreement, as modified, legal and enforceable under applicable laws, and the balance of this Agreement shall not be affected thereby, the balance being construed as severable and independent.

j)                Governing Law. The validity, interpretation, instruction, performance, enforcement and remedies of or relating to this Agreement, and the rights and obligations of the parties hereunder, shall be governed by and construed in accordance with the substantive laws of the State of Illinois, without regard to the conflict of law principles, rules or statutes of any jurisdiction.

k)            Notice.  All notices given hereunder shall be in writing and, if intended for the Company, shall be addressed to it or delivered to it at its principal office to the attention of Executive Compensation Department. If intended for the Employee, notices shall be delivered personally or shall be addressed (if sent by mail) to the Employee’s then current residence address as shown on the Company’s records, or to such other address as the Employee directs in a notice to the Company.  All notices shall be deemed to be given on the date received at the address of the addressee or, if delivered personally, on the date delivered.

IN WITNESS WHEREOF, the parties have signed this Agreement as of the date hereof.

AON CORPORATION

Patrick G. Ryan, Chairman and Chief Executive Officer

Option Recipient (Employee)	Date

EXHIBIT D

SEVERANCE AGREEMENT

This Agreement is entered into as of April 4, 2005 between Aon Corporation, a Delaware corporation, and Gregory C. Case (the “Executive”).

WHEREAS, the Executive currently serves as a key employee of the Company (as defined in Section 1) and the Executive’s services and knowledge are valuable to the Company in connection with the management of one or more of the Company’s principal operating facilities, divisions, departments or subsidiaries; and

WHEREAS, the Board (as defined in Section 1) has determined that it is in the best interests of the Company and its stockholders to secure the Executive’s continued services and to ensure the Executive’s continued dedication and objectivity in the event of any threat or occurrence of, or negotiation or other action that could lead to, or create the possibility of, a Change in Control (as defined in Section 1) of the Company, without concern as to whether the Executive might be hindered or distracted by personal uncertainties and risks created by any such possible Change in Control, and to encourage the Executive’s full attention and dedication to the Company, the Board has authorized the Company to enter into this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the Company and the Executive hereby agree as follows:

1.                                       Definitions.  As used in this Agreement, the following terms shall have the respective meanings set forth below:

(a)                                  “Board” means the Board of Directors of the Company.

(b)                                 “Cause” means:

(1)                                  a material breach by the Executive of those duties and responsibilities of the Executive which do not differ in any material respect from the duties and responsibilities of the Executive during the 90-day period immediately prior to a Change in Control (other than as a result of incapacity due to physical or mental illness) which is demonstrably willful and deliberate on the Executive’s part, which is committed in bad faith or without reasonable belief that such breach is in the best interests of the Company and which is not remedied in a reasonable period of time after receipt of written notice from the Company specifying such breach;

(2)                                  Gross misconduct, theft, fraud, breach of trust or any act of dishonesty by the Executive which results in material harm to the Company; or

(3)                                  the commission by the Executive of a felony involving moral turpitude.

(c)                                  “Change in Control” means:

(1)                                  the acquisition by any individual, entity or group (a “Person”), including any “person” within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (i) the then outstanding shares of common stock of the Company (the “Outstanding Common Stock”) or (ii) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Voting Securities”); excluding, however, the following: (A) any acquisition directly from the Company (excluding any acquisition resulting from the exercise of an exercise, conversion or exchange privilege unless the security being so exercised, converted or exchanged was acquired directly from the Company), (B) any acquisition by the Company, (C) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (3) of this Section 1(c); provided further, that for purposes of clause (B), if any Person (other than the Company or any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company) shall become the beneficial owner of 30% or more of the Outstanding Common Stock or 30% or more of the Outstanding Voting Securities by reason of an acquisition by the Company, and such Person shall, after such acquisition by the Company, become the beneficial owner of any additional shares of the Outstanding Common Stock or any additional Outstanding Voting Securities and such beneficial ownership is publicly announced, such additional beneficial ownership shall constitute a Change in Control;

(2)                                  individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of such Board; provided that any individual who becomes a director of the Company subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided further, that any individual who was initially elected as a director of the Company as a result of an actual or threatened solicitation by a Person other than the Board for the purpose of opposing a solicitation by any other Person with respect to the election or removal of directors, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall not be deemed a member of the Incumbent Board;

(3)                                  the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Corporate Transaction”); excluding, however, a Corporate Transaction pursuant to which (i) all or substantially all of the individuals or entities who are the beneficial owners, respectively, of the Outstanding Common Stock and the Outstanding Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock, and the combined voting power of the outstanding securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or indirectly) in substantially the same proportions relative to each other as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Common Stock and the Outstanding Voting Securities, as the case may be, (ii) no Person (other than:  the Company; any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; the corporation resulting from such Corporate Transaction; and any Person which beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly, 30% or more of the Outstanding Common Stock or the Outstanding Voting Securities, as the case may be) will beneficially own, directly or indirectly, 30% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors and (iii) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

(4)                                  the consummation of a plan of complete liquidation or dissolution of the Company.

(d)                                 “Code” means the Internal Revenue Code of 1986, as amended.

(e)                                  “Company” means Aon Corporation, a Delaware corporation.

(f)                                    “Good Reason” means, without the Executive’s express written consent, the occurrence of any of the following events after a Change in Control:

(1)                                  a material adverse change in the nature or scope of the Executive’s authority, powers, functions, duties or responsibilities as in effect immediately prior to such Change in Control;

(2)                                  a material reduction by the Company in the Executive’s rate of annual base salary or bonus opportunity as in effect immediately prior to such Change in Control or as the same may be increased from time to time thereafter;

(3)                                  the failure of the Company to continue in effect any material employee benefit plan or compensation plan in which the Executive is participating immediately prior to such Change in Control, unless the Executive is permitted to participate in other plans providing the Executive with substantially comparable benefits, or the taking of any action by the Company which would adversely affect the Executive’s participation in or materially reduce the Executive’s benefits under any such plan;

(4)                                  a change in the Executive’s primary employment location to a location that is more than 50 miles from the primary location of the Executive’s employment at the time of such Change in Control; or

(5)                                  the failure of the Company to obtain from any successor or transferee of the Company an express written and unconditional assumption of the Company’s obligations under this Agreement, as further described in Section 12(b) of this Agreement.

For purposes of this Agreement, any good faith determination of Good Reason made by the Executive shall be conclusive; provided, however, that an isolated, insubstantial and inadvertent action taken in good faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive shall not constitute Good Reason.

(g)                                 “Nonqualifying Termination” means a termination of the Executive’s employment (1) by the Company for Cause, (2) by the Executive for any reason other than a Good Reason, (3) as a result of the Executive’s death or (4) by the Company due to the Executive’s absence from the Executive’s duties with the Company on a full-time basis for at least 180 consecutive days as a result of the Executive’s incapacity due to physical or mental illness.

(h)                                 “Termination Date” means the date during the Termination Period on which the Executive’s employment is terminated other than by reason of a Nonqualifying Termination.

(i)                                     “Termination Period” means the period of time beginning with a Change in Control and ending on the earlier to occur of (1) the date which is two (2) years following such Change in Control and (2) the Executive’s death; provided, however, that, anything in this Agreement to the contrary notwithstanding, if a Change in Control occurs and if the Executive’s employment with the Company was terminated prior to the date on which the Change in Control occurs, and if it is reasonably demonstrated by the Executive that such termination of employment (a) was at the request of a third party who was taking steps reasonably calculated to effect a Change in Control or (b) otherwise arose in connection with or in anticipation of a Change in Control, then for purposes of this Agreement, “Termination Period” means the period of time commencing upon the date immediately prior to the date of such termination of employment and ending on the earlier to occur of (x) two (2) years following such Change in Control and (y) the Executive’s death.

2.                                       Obligations of the Executive.  The Executive agrees that in the event any person or group attempts a Change in Control, he shall not voluntarily leave the employ of the Company without Good Reason (a) until such attempted Change in Control terminates or (b) if a Change in Control shall occur, until 90 days following such Change in Control.

3.                                       Payments and Benefits Upon Termination of Employment.  If during the Termination Period the employment of the Executive shall terminate, other than by reason of a Nonqualifying Termination, and the Executive (or the Executive’s executor or other legal representative in the case of the Executive’s death or disability following such termination) executes a noncompetition, nonsolicitation and confidentiality agreement substantially in the form of Exhibit A hereto (the “Noncompetition Agreement”) within 60 days following the Termination Date, the Company shall provide to the Executive, as compensation for services rendered to the Company, and in consideration of the covenants set forth in the Noncompetition

Agreement, the payments and benefits described in this Section 3.  Notwithstanding the foregoing provisions of this Section 3, if as a result of the Executive’s termination of employment on the Termination Date the Executive is entitled to severance payments and benefits, which benefits may, without limitation, include enhanced supplemental pension benefits conferred or equity awards granted as a result of termination of employment, from the Company or any of its subsidiaries which are not payable pursuant to this Agreement, but are payable pursuant to an employment agreement or other compensation arrangement entered into between the Executive and the Company or any of its subsidiaries (“Alternative Severance Payments and Benefits”), the Executive shall have no right to any payments or benefits pursuant to this Section 3 unless (i) the Executive (or the Executive’s executor or other legal representative in the case of the Executive’s death or disability following such termination) executes the Noncompetition Agreement and a release in the form of Exhibit B hereto (the “Release of Severance Payments and Benefits”) within 60 days following the Termination Date releasing all rights to the Alternative Severance Payments and Benefits, other than rights to Alternative Equity Vesting (as defined in Section 4 hereof), and has not revoked the Release of Severance Payments and Benefits and (ii) the payments and benefits to be received by the Executive pursuant to this Section 3 are reduced by the amount of the Alternative Severance Payments and Benefits, if any, previously received by the Executive.

(a)                                  The Company shall pay to the Executive (or the Executive’s beneficiary or estate, as the case may be) within 30 days following the date of execution of the Noncompetition Agreement and, if applicable, the Release of Severance Payments and Benefits:

(1)                                  a cash amount (subject to any applicable payroll or other taxes required to be withheld pursuant to Section 7 and any deductions authorized by the Executive) equal to the sum of (i) the Executive’s full annual base salary from the Company and its affiliated companies through the Termination Date, to the extent not theretofore paid, (ii) the average of the Executive’s annual cash incentive for each of the three fiscal years immediately preceding the fiscal year in which the Termination Date occurs, multiplied by a fraction, the numerator of which is the number of days in the fiscal year in which the Termination Date occurs and the denominator of which is 365 or 366, as applicable, and (iii) any accrued vacation pay, in each case to the extent not theretofore paid; plus

(2)                                  a lump sum cash amount (subject to any applicable payroll or other taxes required to be withheld pursuant to Section 7 and any deductions authorized by the Executive) in an amount equal to three (3) times the sum of (i) the Executive’s highest annual base salary from the Company and its affiliated companies in effect during the 12-month period prior to the Termination Date and (ii) the Executive’s target annual incentive bonus for the fiscal year in which the Termination Date occurs; plus

(3)                                  a lump sum cash amount (subject to any applicable payroll or other taxes required to be withheld pursuant to Section 7 and any deductions authorized by the Executive) in an amount equal to the amount forfeited by the Executive under any qualified defined contribution plan maintained by the Company or any of its subsidiaries as a result of the Executive’s termination of employment.

(b)                                 The Executive shall become fully (100%) vested in the Executive’s accrued benefits under the Aon Corporation Excess Benefit Plan, the Aon Corporation Supplemental Savings Plan and the Aon Corporation Supplemental Employee Stock Ownership Plan, or successor plans in effect on the date of the Executive’s termination of employment (the “Nonqualified Plans”).  The Executive’s accrued benefits under the Aon Corporation Excess Benefit Plan or the Aon Corporation Supplemental Savings Plan, whichever plan is applicable to the Executive on the date of the Executive’s termination of employment, shall be determined by crediting the Executive with three (3) additional years of age and service credits and, in the case of the Aon Corporation Supplemental Savings Plan, three (3) additional years of Retirement Plan Contributions.  Within 30 days following the Termination Date, the Company shall pay to the Executive a lump sum cash amount equal to the actuarial equivalent of the Executive’s accrued benefits under the Nonqualified Plans, determined as of the Executive’s Termination Date,  notwithstanding anything contained in the Nonqualified Plans to the contrary.  Such lump sum cash payment shall be computed in the case of the Aon Corporation Excess Benefit Plan using the same actuarial assumptions then in use for purposes of computing benefits under plan, provided that the interest rate used in making such computations shall not be greater than the interest rate permitted under section 417(c) of the Code on the date of the Change in Control.

(c)                                  For the period commencing on the Termination Date and ending on the earlier of (i) the date which is three (3) years following the Termination Date and (ii) the date on which the Executive becomes eligible to participate in and receive medical, dental and life insurance benefits under a plan or arrangement sponsored by another employer having benefits substantially equivalent to the benefits provided pursuant to this Section 3(c), the Company shall continue the Executive’s medical, dental and life insurance coverage, under the Company-sponsored plans or otherwise, upon the same terms and otherwise to the same extent as such coverage shall have been in effect immediately prior to the Executive’s Termination Date, and the Company and the Executive shall share the costs of the continuation of such medical, dental and life insurance coverage in the same proportion as such costs were shared immediately prior to the Termination Date.  Such continuation of medical and dental coverage shall be in satisfaction of the Company’s obligations under the Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA).

4.                                       Vesting of Equity Awards Upon Termination Date; Exercise Period.  Immediately upon the Executive’s Termination Date, all stock options and other equity awards, if any, granted by the Company to the Executive (or stock options and other equity awards granted in substitution therefor by an acquiror of, or successor to, the Company) that are not otherwise exercisable or vested shall become exercisable and vested in full.  With respect to any and all outstanding stock options granted by the Company to the Executive, each such option shall remain exercisable following the Executive’s termination of employment until and including the expiration date of the term of the option (as set forth in the written agreement relating to such option).  Notwithstanding the foregoing provisions of this Section 4, if as a result of the Executive’s termination of employment on the Termination Date the Executive is entitled to the acceleration of exercisability of stock options or the vesting of other equity awards granted by the Company to the Executive (or stock options or other equity awards granted in substitution therefor by an acquiror of, or successor to, the Company), which acceleration or vesting is not pursuant to this Agreement, but is pursuant to an employment agreement or other compensation arrangement entered into between the Executive and the Company or any of its subsidiaries (“Alternative Equity Vesting”), the Executive shall have no rights pursuant to this Section 4 unless the Executive (or the Executive’s executor or other legal representative in the case of the Executive’s death or disability following such termination) executes the Noncompetition Agreement and a release in the form of Exhibit C hereto (the “Release of Exercisability and Vesting”) within 60 days following the Termination Date releasing all rights to the Alternative Equity Vesting, and has not revoked the Release of Exercisability and Vesting.

5.                                       Certain Additional Payments by the Company.  (a) If the Executive is entitled to receive payments and benefits under Section 3 hereof or vesting of equity awards under Section 4 hereof, anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Company or its affiliated companies to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section 5) (a “Payment”) would be subject to the excise tax imposed by Section 4999 of the Code, or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the “Excise Tax”), then the Executive shall be entitled to receive an additional payment (a “Gross-Up Payment”) in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

(b)                                 Subject to the provisions of Section 5(c), all determinations required to be made under this Section 5, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by the Company’s public accounting firm (the “Accounting Firm”) which shall provide detailed supporting calculations both to the Company and the Executive within 15 business days of the receipt of notice from the Executive that there has been a Payment, or such earlier time as is requested by the Company.  In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change in Control, the Executive shall appoint another nationally recognized public accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder).  All fees and expenses of the Accounting Firm shall be borne solely by the Company.  Any Gross-Up Payment, as determined pursuant to this Section 5, shall be paid by the Company to the Executive within five days of the receipt of the Accounting Firm’s determination.  If the Accounting Firm determines that no Excise Tax is payable by the Executive, it shall furnish the Executive with a written opinion that failure to report the Excise Tax on the Executive’s applicable federal income tax return would not result in the imposition of a negligence or similar penalty.  Any determination by the Accounting Firm shall be binding upon the Company and the Executive.  As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made (“Underpayment”), consistent with the calculations required to be made hereunder.  In the event that the Company exhausts its remedies pursuant to Section 5(c) and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive.

(c)                                  The Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment.  Such notification shall be given as soon as practicable but no later than 10 business days after the Executive is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid.  The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which the Executive gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due).  If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

(1)                                  give the Company any information reasonably requested by the Company relating to such claim;

(2)                                  take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company;

(3)                                  cooperate with the Company in good faith in order effectively to contest such claim; and

(4)                                  permit the Company to participate in any proceedings relating to such claim;

provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses.  Without limitation on the foregoing provisions of this Section 5(c), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided further, that if the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and provided further, that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount.  Furthermore, the Company’s control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

(d)                                 If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 5(c), the Executive becomes entitled to receive, and receives, any refund with respect to such claim, the Executive shall (subject to the Company’s complying with the requirements of Section 5(c)) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto).  If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 5(c), a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

6.                                       Delay of Payments.  In the event that any payment or distribution to be made to the Executive hereunder is determined to constitute “deferred compensation” subject to Section 409A of the Code, and the Executive is determined to be a “specified employee” (as defined in Section 409A of the Code), such payment or distribution shall not be made before the date which is six months after the termination of the Executive’s employment (or, if earlier, the date of the Executive’s death).

7.                                       Withholding Taxes.  The Company may withhold from all payments due to the Executive (or the Executive’s beneficiary or estate) hereunder all taxes which, by applicable federal, state, local or other law, the Company is required to withhold therefrom.

8.                                       Reimbursement of Expenses; Interest on Late Payments.

(a)                                  If any contest or dispute shall arise under this Agreement involving termination of the Executive’s employment with the Company or involving the failure or refusal of the Company to perform fully in accordance with the terms hereof, the Company shall reimburse the Executive, on a current basis, for all legal fees and expenses, if any, incurred by the Executive in connection with such contest or dispute, together with interest thereon at a rate equal to the prime rate, as published under “Money Rates” in The Wall Street Journal from time to time plus 300 basis points, but in no event higher than the maximum legal rate permissible under applicable law (the “Interest Rate”), such interest to accrue from the date the Company receives the Executive’s written statement for such fees and expenses through the date of payment thereof; provided, however, that in the event the resolution of any such contest or dispute includes a finding denying, in total, the Executive’s claims in such contest or dispute, the

Executive shall be required to reimburse the Company, over a period of 12 months from the date of such resolution, for all sums advanced to the Executive pursuant to this Section 8.

(b)                                 With respect to any and all payments that are required to be made by the Company to the Executive pursuant to this Agreement and that are not made within the time period specified herein, the Company shall pay to the Executive interest on such payments at the Interest Rate.  Such interest shall accrue from the due date of the required payment through the date on which such payment is made to the Executive.

9.                                       Operative Event.  No amounts shall be payable hereunder unless and until there is a Change in Control.

10.                                 Termination of Agreement.  (a)  This Agreement shall be effective on the date hereof and shall continue until terminated by the Company as provided in Section 10(b); provided, however, that this Agreement shall terminate in any event upon the earlier to occur of (1) termination of the Executive’s employment with the Company prior to a Change in Control and (2) the Executive’s death.

(b)  The Company shall have the right prior to a Change in Control, in its sole discretion, pursuant to action by the Board, to approve the termination of this Agreement, which termination shall not become effective until the date fixed by the Board for such termination, which date shall be at least 120 days after notice thereof is given by the Company to the Executive in accordance with Section 13; provided, however, that no such action shall be taken by the Board during any period of time when the Board has knowledge that any person has taken steps reasonably calculated to effect a Change in Control until, in the opinion of the Board, such person has abandoned or terminated its efforts to effect a Change in Control; and provided further, that in no event shall this Agreement be terminated in the event of a Change in Control.  In the event that this Agreement is determined to be a “deferred compensation plan” subject to Section 409A of the Code, the Company, pursuant to action by the Board, shall, as necessary, adopt such conforming amendments as are necessary to comply with Section 409A of the Code without reducing the payments and benefits due to the Executive hereunder.

11.                                 Scope of Agreement.  Nothing in this Agreement shall be deemed to entitle the Executive to continued employment with the Company or its subsidiaries and, subject to Section 2 hereof, if the Executive’s employment with the Company shall terminate prior to a Change in Control, then the Executive shall have no further rights under this Agreement; provided, however, that any termination of the Executive’s employment following a Change in Control shall be subject to all of the provisions of this Agreement.

12.                                 Successors; Binding Agreement.

(a)  This Agreement shall not be terminated by any merger or consolidation of the Company whereby the Company is or is not the surviving or resulting corporation or as a result of any transfer of all or substantially all of the assets of the Company.  In the event of any such merger, consolidation or transfer of assets, the provisions of this Agreement shall be binding upon the surviving or resulting corporation or the person or entity to which such assets are transferred.

(b)  The Company agrees that concurrently with any merger, consolidation or transfer of assets referred to in Section 12(a), it will cause any successor or transferee unconditionally to assume, by written instrument delivered to the Executive (or the Executive’s beneficiary or estate), all of the obligations of the Company hereunder.  Failure of the Company to obtain such assumption prior to the effectiveness of any such merger, consolidation or transfer of assets shall be a breach of this Agreement and shall entitle the Executive to compensation and other benefits from the Company in the same amount and on the same terms as the Executive would be entitled hereunder if the Executive’s employment were terminated following a Change in Control other than by reason of a Nonqualifying Termination during the Termination Period.  For purposes of implementing the foregoing, the date on which any such merger, consolidation or transfer becomes effective shall be deemed the Date of Termination.

(c)  This Agreement shall inure to the benefit of and be enforceable by the Executive’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.  If the Executive shall die while any amounts would be payable to the Executive hereunder had the Executive continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to such person or persons appointed in writing by the Executive to receive such amounts or, if no person is so appointed, to the Executive’s estate.

13.                                 Notices.  (a)  For purposes of this Agreement, all notices and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered or five days after deposit in the United States mail, certified and return receipt requested, postage prepaid, addressed (1) if to the Executive, to Executive’s home address as shown on the Company’s records, and if to the Company, to Aon Corporation, 200 East Randolph Drive, Chicago, Illinois 60602, 3d Floor, attention General Counsel, with a copy to the Secretary, or (2) to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

(b)                                 A written notice of the Executive’s Termination Date by the Company or the Executive, as the case may be, to the other, shall (1) indicate the specific termination provision in this Agreement relied upon, (2) to the extent applicable, set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive’s employment under the provision so indicated and (3) specify the termination date (which date shall be not less than 15 days after the giving of such notice).  The failure by the Executive or the Company to set forth in such notice any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company hereunder or preclude the Executive or the Company from asserting such fact or circumstance in enforcing the Executive’s or the Company’s rights hereunder.

14.                                 Full Settlement; Resolution of Disputes.  (a) The Company’s obligation to make any payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others.  In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this

Agreement and, subject to Section 3(c) hereof, such amounts shall not be reduced whether or not the Executive obtains other employment.

(b)                                 If there shall be any dispute between the Company and the Executive in the event of any termination of the Executive’s employment, then, unless and until there is a final, nonappealable judgment by a court of competent jurisdiction declaring that such termination was for Cause, that the determination by the Executive of the existence of Good Reason was not made in good faith, or that the Company is not otherwise obligated to pay any amount or provide any benefit to the Executive and the Executive’s dependents or other beneficiaries, as the case may be, under Sections 3 and 4 hereof, the Company shall pay all amounts, and provide all benefits, to the Executive and the Executive’s dependents or other beneficiaries, as the case may be, that the Company would be required to pay or provide pursuant to Sections 3 and 4 hereof as though such termination were by the Company without Cause or by the Executive with Good Reason; provided, however, that the Company shall not be required to pay any disputed amounts pursuant to this Section 14(b) except upon receipt of an undertaking by or on behalf of the Executive to repay all such amounts to which the Executive is ultimately adjudged by such court not to be entitled.

15.                                 Employment with, and Action by, Subsidiaries.  For purposes of this Agreement, employment with the Company or actions taken by the Company with respect to the Executive shall include employment with or actions taken by any corporation or other entity in which the Company has a direct or indirect ownership interest of 50% or more of the total combined voting power of the then outstanding securities of such corporation or other entity entitled to vote generally in the election of directors.

16.                                 Governing Law; Validity.  The interpretation, construction and performance of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Illinois without regard to the principle of conflicts of laws.  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which other provisions shall remain in full force and effect.

17.                                 Counterparts.  This Agreement may be executed in two counterparts, each of which shall be deemed to be an original and both of which together shall constitute one and the same instrument.

18.                                 Miscellaneous.  No provision of this Agreement may be modified or waived unless such modification or waiver is agreed to in writing and signed by the Executive and by a duly authorized officer of the Company.  No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.  Failure by the Executive or the Company to insist upon strict compliance with any provision of this Agreement or to assert any right the Executive or the Company may have hereunder, including, without limitation, the right of the Executive to terminate employment for Good Reason, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.  Except as otherwise expressly set forth in this Agreement, the rights of, and benefits payable to, the Executive, the Executive’s estate or the Executive’s beneficiaries pursuant to this Agreement are in addition to any rights of, or benefits payable to, the Executive, the Executive’s estate or the Executive’s beneficiaries under any other employee benefit plan or compensation program of the Company.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by a duly authorized officer of the Company and the Executive has executed this Agreement as of the day and year first above written.

AON CORPORATION

By:

EXECUTIVE

Gregory C. Case